                                                                   EXHIBIT 99.03


                              UNAUDITED PRO FORMA
                    CONDENSED COMBINED FINANCIAL INFORMATION

     The unaudited pro forma condensed combined financial information for @Home gives effect to the Excite merger, based on a preliminary allocation of the total purchase cost. The historical financial information has been derived from the respective historical financial statements of @Home and Excite, and should be read in conjunction with such financial statements and the related notes included and incorporated by reference in this 8/K.

     The unaudited pro forma condensed combined balance sheet has been prepared assuming the merger took place as of December 31, 1998 and allocates the total purchase cost to the fair values of assets and liabilities of Excite, based on a preliminary valuation.

     The unaudited pro forma condensed combined statement of operations combines @Home's and Excite's historical statements of operations for the year ended December 31, 1998 and gives effect to the merger, including the amortization of goodwill and other intangible assets, as if it occurred on January 1, 1998.

     The total estimated purchase cost of the Excite merger has been allocated on a preliminary basis to assets and liabilities based on management's estimates of their fair values with the excess costs over the net assets acquired allocated to goodwill. This allocation is subject to change pending a final analysis of the total purchase cost and the fair value of the assets acquired and liabilities assumed. The impact of such changes could be material.

     The unaudited pro forma condensed combined information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transaction had been consummated as of the dates indicated, nor is it necessarily indicative of future operating results or financial position of combined companies.

                               AT HOME CORPORATION

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                                 BALANCE SHEETS
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                               AS OF DECEMBER 31, 1998
                                          -----------------------------------------------------------------
                                                                                PRO FORMA
                                           AT HOME     EXCITE      COMBINED    ADJUSTMENTS       PRO FORMA
                                          ---------   ---------   ----------   -----------       ----------
ASSETS
Current assets
  Cash and cash equivalents.............  $ 300,702   $  45,366   $  346,068   $       --        $  346,068
  Short-term cash investments...........    118,587      15,681      134,268           --           134,268
  Restricted investments................         --         558          558           --               558
                                          ---------   ---------   ----------   ----------        ----------
        Total cash, cash equivalents,
          short-term cash investments
          and restricted investments....    419,289      61,605      480,894           --           480,894
  Accounts receivable, net..............      6,358      36,592       42,950           --            42,950
  Accounts receivable -- related
    parties.............................      4,300          --        4,300           --             4,300
  Prepaid Netscape distribution costs
    and trademarks......................         --      45,473       45,473      (45,473)(2)            --
  Other current assets..................      3,381       4,848        8,229           --             8,229
                                          ---------   ---------   ----------   ----------        ----------
        Total current assets............    433,328     148,518      581,846      (45,473)          536,373
Property, equipment and improvements,
  net...................................     49,240      35,937       85,177           --            85,177
Distribution agreements, net............    186,247          --      186,247           --           186,247
Intangible assets, net..................     24,267       8,792       33,059      291,708(2)        324,767
Goodwill................................     69,722          --       69,722    6,560,658(2)      6,630,380
Investment in affiliated company........         --       2,243        2,243           --             2,243
Prepaid Netscape distribution costs and
  trademarks............................         --      20,954       20,954      (20,954)(2)            --
Other assets............................     17,827       4,229       22,056           --            22,056
                                          ---------   ---------   ----------   ----------        ----------
        Total assets....................  $ 780,631   $ 220,673   $1,001,304   $6,785,939        $7,787,243
                                          =========   =========   ==========   ==========        ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Bank line of credit and other notes
    payable.............................  $      --   $   6,100   $    6,100   $       --        $    6,100
  Accounts payable......................      7,100      13,079       20,179           --            20,179
  Accounts payable -- related parties...      3,684          --        3,684           --             3,684
  Accrued compensation and related
    expense.............................      1,262       9,038       10,300           --            10,300
  Accrued transport costs...............      2,444          --        2,444           --             2,444
  Deferred revenues.....................      5,164       2,843        8,007           --             8,007
  Other accrued liabilities.............     11,305      14,222       25,527       35,000(1)         60,527
  Related party liabilities.............         --       5,092        5,092           --             5,092
  Capital lease obligation, current
    portion.............................     12,045       7,133       19,178           --            19,178
  Non-lease financing, current
    portion.............................         --       1,531        1,531           --             1,531
                                          ---------   ---------   ----------   ----------        ----------
        Total current liabilities.......     43,004      59,038      102,042       35,000           137,042
Convertible debentures..................    229,344       5,000      234,344           --           234,344
Capital lease obligations, less current
  portion...............................     14,417      11,668       26,085           --            26,085
Non-lease financing.....................         --       1,568        1,568           --             1,568
Stockholders' equity:
  Preferred stock.......................         --         813          813         (813)(3)            --
  Common stock..........................    719,680     277,811      997,491    6,650,927(1)/(3)  7,648,418
  Notes receivable from stockholders....         (4)         --           (4)          --                (4)
  Deferred compensation.................     (2,880)       (907)      (3,787)         907(3)         (2,880)
  Unrealized gain on investments........      4,235       1,319        5,554       (1,319)(3)         4,235
  Accumulated deficit...................   (227,165)   (135,637)    (362,802)     101,237(3)/(4)   (261,565)
                                          ---------   ---------   ----------   ----------        ----------
        Total stockholders' equity......    493,866     143,399      637,265    6,750,939         7,388,204
                                          ---------   ---------   ----------   ----------        ----------
        Total liabilities and
          stockholders' equity..........  $ 780,631   $ 220,673   $1,001,304   $6,785,939        $7,787,243
                                          =========   =========   ==========   ==========        ==========

                             See accompanying notes

                              AT HOME CORPORATION

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                            STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                       FOR THE YEAR ENDED DECEMBER 31, 1998
                                         -----------------------------------------------------------------
                                                                                PRO FORMA
                                          AT HOME       EXCITE     COMBINED     ADJUSTMENTS      PRO FORMA
                                         ---------    --------    ---------    -----------     -----------
Revenues...............................  $  48,045    $154,105    $ 202,150    $        --     $   202,150
Total cost of revenue..................         --      29,073       29,073             --          29,073
                                         ---------    --------    ---------    -----------     -----------
Gross margin...........................     48,045     125,032      173,077             --         173,077
Costs and expenses:
  Operating costs......................     46,965          --       46,965             --          46,965
  Product development and
    engineering........................     17,009      29,205       46,214             --          46,214
  Sales and marketing..................     18,091      62,372       80,463             --          80,463
  General and administrative...........     12,429      16,573       29,002             --          29,002
  Purchased in-process research and
    development........................      2,758       6,200        8,958             --(A)        8,958
  Cost and amortization of distribution
    agreements.........................    101,385      39,396      140,781        (39,396)(B)     101,385
  Amortization of goodwill and other
    intangible assets..................         --       4,903        4,903      1,739,316(B)    1,744,219
                                         ---------    --------    ---------    -----------     -----------
Total costs and expenses...............    198,637     158,649      357,286      1,699,920       2,057,206
Loss from operations...................   (150,592)    (33,617)    (184,209)    (1,699,920)     (1,884,129)
Interest income, net...................      6,413      (1,223)       5,190             --           5,190
Equity share of losses of affiliated
  company..............................         --      (2,134)      (2,134)            --          (2,134)
                                         ---------    --------    ---------    -----------     -----------
Net loss...............................  $(144,179)   $(36,974)   $(181,153)   $(1,699,920)    $(1,881,073)
                                         =========    ========    =========    ===========     ===========
Basic and diluted net loss per share...  $   (1.26)                                       (C)  $    (11.12)
                                         =========                                             ===========
Shares used in per share
  calculations.........................    114,240                                        (C)      169,124
                                         =========                                             ===========

                             See accompanying notes

                   NOTES TO THE UNAUDITED PRO FORMA CONDENSED
                         COMBINED FINANCIAL INFORMATION

     The total estimated purchase cost of the merger has been allocated on a preliminary basis to assets and liabilities based on management's estimate of their fair values. The excess of the purchase cost over the fair value of the net assets acquired has been allocated to goodwill. This allocation is subject to change pending the completion of the final analysis of the fair value of the assets acquired and liabilities assumed. The impact of such changes could be material.

     The adjustments to the unaudited pro forma condensed combined balance sheet as of December 31, 1998, have been calculated as if the merger occurred on December 31, 1998 and are as follows:

          1. To reflect the acquisition of all of the outstanding capital stock of Excite for a total estimated purchase cost of approximately $6,964 million. The purchase consideration consists of the issuance of an estimated 54.9 million shares of At Home's Series A Common Stock with a fair value of $5,523 million, assumption of options and warrants to purchase 15.3 million shares of At Home's Series A Common Stock with a fair value of $1,406 million and other related merger costs of $35.0 million.

          2. Recognition of the excess purchase costs of $6,861 million over the fair value of net assets acquired, have been recorded as goodwill and other intangible assets.

          3. To reflect the elimination of the historical stockholders' equity accounts of Excite.

          4. Recognition of purchased in-process research and development charge of $34.4 million.

     The adjustments to the unaudited pro forma condensed combined statement of operations for the year ended December 31, 1998, assumes the merger occurred as of January 1, 1998 and are as follows:

          A. The purchased in-process research and development charge of $34.4 million has not been included in the unaudited pro forma combined statement of operations as it is considered a non-recurring charge. The charge will be recorded in the quarter in which the merger closes.

          B. To reflect the amortization of goodwill and other intangible assets resulting from the merger. The goodwill and other intangible assets are being amortized over periods of approximately 4 years.

          C. Basic and diluted net loss per share have been adjusted to reflect the issuance of 54.9 million shares of At Home's Series A Common Stock, as if the shares had been outstanding for the entire year. The effect of stock options and warrants of Excite assumed in the merger have not been included as their inclusion would be anti-dilutive.